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                                                                    EXHIBIT 99.1

                               REVOCABLE PROXY
                            PIEDMONT BANCORP, INC.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF STOCKHOLDERS APRIL 11, 2000 - 9:00 A.M.

Reconvened meeting originally scheduled for March 31, 2000

   The undersigned hereby appoints D. Tyson Clayton and Peggy S. Walker, and each of them, as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Piedmont Bancorp, Inc., that the undersigned is entitled to vote at the reconvened Special Meeting of Shareholders to be held on April 11, 2000 or at any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy that is voted against the Agreement and Plan of Reorganization, dated as of December 27, 1999, by and between National Commerce Bancorporation and Piedmont Bancorp, Inc. (the "Agreement") will be voted in favor of adjournment to solicit further proxies for such proposal.

1. Adoption of the Agreement and the related Plan of Merger.

       For [ ]     Against [ ]      Abstain [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1, THE ADOPTION OF THE AGREEMENT AND RELATED PLAN OF MERGER.

   Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign, but only one signature is required. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate, partnership or other entity name by President or other authorized person.

Please be sure to sign and date this Proxy in the box below.

Date
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Stockholder sign above




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Co-holder (if any) sign above


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   Detach above card, date, sign and mail in postage-paid envelope provided.

                            PIEDMONT BANCORP, INC.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
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   The above signed acknowledges receipt from Piedmont Bancorp, Inc. prior to the execution of this proxy, of the Notice of Special Meeting and the related Proxy Statement/Prospectus.

             PLEASE MARK, DATE SIGN AND RETURN THIS PROXY PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.